SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated October 3, 2003

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 001-12930

4250 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 12. Results of Operations and Financial Condition.

     On October 3, 2003, AGCO Corporation (“AGCO”) issued a press release setting forth an update on its expected financial results for the third quarter of 2003 and for the full fiscal year of 2003. A copy of AGCO’s press release announcing the financial results is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

     The information contained in this Form 8-K, including in Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference into any filing of AGCO under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

     AGCO has included in this press release earnings per share amounts that have been adjusted to exclude restructuring and other infrequent expenses. Restructuring and other infrequent expenses occur regularly in AGCO’s business, but vary in size and frequency. AGCO believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted or will likely result in a significant impact during the periods presented and will recur only in varied amounts and with unpredictable frequency. Management uses these amounts to compare performance to budget.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

	By:	/s/ Andrew H. Beck

Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: October 3, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of AGCO Corporation, issued October 3, 2003.